EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to June 30                                                 1999
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Earnings:
  Income from continuing operations.........................         $161,827
  Add income taxes..........................................           76,462
                                                                     ________
    Income from continuing operations before income taxes...          238,289
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................           (6,970)
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    Subtotal................................................          231,319
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          104,066
    Other interest expense..................................           23,266
    Portion of rentals deemed to be representative
      of the interest factor...............................             9,498
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TOTAL FIXED CHARGES.........................................          136,830
                                                                     ________
TOTAL EARNINGS..............................................         $368,149
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RATIO OF EARNINGS TO FIXED CHARGES..........................             2.69
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